Exhibit (g)(i)(B)

AMENDED AND RESTATED SCHEDULE II

THIS AMENDED AND RESTATED SCHEDULE II effective as of October 12, 2020 is the Schedule II to that certain Custody Agreement between FundVantage Trust and The Bank of New York Mellon dated as of March 14, 2011, as may be amended from time to time.

SERIES

Arabesque Systematic Fund (formerly, Arabesque Systematic International Fund) (effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund2

C WorldWide International Equities Fund3

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute 500 Core Fund4

Gotham Absolute 500 Fund5

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund5

Gotham Enhanced Index Plus Fund6

Gotham Enhanced 500 Fund7

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham ESG Large Value Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus All-Cap Fund5

1 Fund will not be offered in FundVantage. Will not appear on future versions of Schedule II.

2 Liquidated on or about September 18, 2020. Will remain on future versions of Schedule II pending final pay outs.

3 Effective on or about December 31, 2020.

4 Liquidated on or about May 28, 2020. Will remain on future versions of Schedule II pending final pay outs.

5 Liquidated on or about July 31, 2020. Will remain on future versions of Schedule II pending final pay outs.

6 Liquidated on or about June 4, 2020. Will remain on future versions of Schedule II pending final pay outs.

7 Liquidated on or about June 26, 2020. Will remain on future versions of Schedule II pending final pay outs.

Gotham Index Plus Fund

Gotham Large Value Fund (formerly, Gotham Institutional Value Fund)

Gotham Master Index Plus Fund5

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Gryphon International Equity Fund (effective October 7, 2019 but not currently offered)

Lateef Focused Growth Fund

Madison Avenue Financial Solutions Government Money Market Fund3

Mount Lucas U.S. Focused Equity Fund8

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Global Emerging Markets Growth Fund9

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund10

Sirios Long/Short Fund

SkyBridge Dividend Value Fund11

TOBAM Emerging Markets Fund

Verplanck Balanced Fund

8 Liquidated on or about October 25, 2019. Will remain on Schedule II pending residual invoice payments.

9 Effective on or about October 16, 2020.

10 Effective on or about December 18, 2020.

11 Merged into another fund not a series of FundVantage Trust on or about July 19, 2019. Will not appear on future versions of Schedule II.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule II to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Jordan
Name:	Robert C. Jordan
Title:	Director
Date:	10/22/20

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	October 21, 2020